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                                                                 EXHIBIT 99.5(b)

                        INVESTMENT ADVISORY AGREEMENT
    AGREEMENT made the     day of August, 1993, by and between KEYSTONE
MANAGEMENT, INC., a Nevada corporation (the "Manager"), and KEYSTONE CUSTODIAN FUNDS, INC., a Delaware corporation (the "Adviser").

    WHEREAS, the Manager and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain services for the Manager and KEYSTONE AMERICA INTERMEDIATE TERM BOND FUND (the "Fund").

    THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Manager and the Adviser agree as follows:

    1. The Manager hereby employs the Adviser to manage and administer the operation of the Fund (with the exception of certain managerial and administrative services to be provided by the Manager), to supervise the provision of services to the Fund by others, and to manage the investment and reinvestment of the assets of the Fund in conformity with the Fund's investment objectives and restrictions as may be set forth from time to time in the Fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the supervision of the Manager and Board of Trustees of the Fund, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Fund in any way or otherwise be deemed an agent of the Manager or the Fund.

    2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Adviser. In executing portfolio transactions and selecting broker-dealers, the Adviser will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act") provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

    3. The Adviser, at its own expense, shall furnish to the Fund office space in the offices of the Adviser or in such other place as may be agreed upon by the parties and the Fund from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the Fund, for members of the Adviser's organization to serve without salaries from the Fund as officers or, as may be agreed from time to time, as agents of the Fund. The Adviser assumes and shall pay or reimburse the Manager or the Fund, as the case may be, for: (1) the compensation (if any) of the Trustees of the Fund who are affiliated with the Adviser, any of its affiliates, or the Manager, and of all officers of the Fund as such, and (2) all expenses of the Adviser incurred in connection with its services hereunder. The Manager represents and warrants that the Fund has assumed and has agreed to pay all other expenses of the Fund, including, without limitation: (1) all charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property; (2) all charges and expenses for bookkeeping and auditors;
(3) all charges and expenses of any transfer agents and registrars appointed by the Fund; (4) all fees of all Trustees of the Fund who are not affiliated with the Adviser, any of its affiliates, or the Manager; (5) all broker's fees, expenses and commissions and issue and transfer taxes chargeable to the Fund in connection with transactions involving securities and other property to which the Fund is a party; (6) all costs and expenses of distribution of its shares incurred pursuant to a Plan of Distribution adopted under Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"); (7) all taxes and business trust fees payable by the Fund to Federal, state or other governmental agencies; (8) all costs of certificates representing shares of the Fund; (9) all fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission (the "Commission") and registering or qualifying its shares under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the Commission and other authorities;
(10) expenses of preparing, printing and mailing prospectuses and statements of additional information to shareholders of the Fund; (11) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing notices, reports and proxy materials to shareholders of the Fund; (12) all charges and expenses of legal counsel for the Fund and for Trustees of the Fund in connection with legal matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, business trust and financial structure and relations with its shareholders, registrations and qualifications of securities under Federal, state and other laws, issues of securities, expenses which the Fund has herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, its Trustees, officers, employees or agents; (13) all charges and expenses of filing annual and other reports with the Commission and other authorities; (14) all charges and expenses of any manager appointed by the Fund; and (15) all extraordinary expenses and charges of the Fund; and that in the event that the Adviser provides any of these services or pays any of these expenses, the Fund will promptly reimburse the Adviser therefor.

    The services of the Adviser to the Fund and the Manager hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

    4. As compensation for the Adviser's services to the Fund during the period of this Agreement, the Manager will pay to the Adviser a fee at the annual rate of 85% of the management fee paid by the Fund to the Manager.

    A pro rata portion of the fee shall be payable in arrears at the end of each day or calendar month as the Adviser may from time to time specify to the Manager. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

    5. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager in connection with the performance of this Agreement, except a loss resulting from the Adviser's willful misfeasance, bad faith, gross negligence or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Adviser, who may be or become an officer, Trustee, Director, employee or agent of the Fund or the Manager, shall be deemed, when rendering services to the Fund or the Manager or acting on any business of the Fund or the Manager, (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Fund or the Manager, as the case may be, and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it. The Manager agrees to indemnify and hold the Adviser harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Adviser takes or does or omits to take or do hereunder; provided that the Adviser shall not be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by it of its obligations and duties under this Agreement.

    6. The Manager represents and warrants that the Fund has agreed to cause its books and accounts to be audited at least once each year by a reputable independent public accountant or organization of public accountants who shall render a report to the Fund.

    7. Subject to and in accordance with the Declaration of Trust of the Fund, the Certificate of Incorporation of the Adviser and Articles of Incorporation of the Manager, respectively, it is understood that Trustees, Directors, officers, agents and shareholders of the Fund or the Manager are or may be interested in the Adviser (or any successor thereof) as Directors and officers of the Adviser or its affiliates, as stockholders of Keystone Group, Inc. or otherwise; that Directors, officers and agents of the Adviser and its affiliates or stockholders of Keystone Group, Inc. are or may be interested in the Fund or the Manager as Trustees, Directors, officers, shareholders or otherwise; that the Adviser (or any such successor) is or may be interested in the Fund or the Manager as shareholder or otherwise; and that the effect of any such adverse interests shall be governed by said Declaration of Trust of the Fund, Certificate of Incorporation of the Adviser, and Articles of Incorporation of the Manager.

    8. This Agreement shall continue in effect after July 1, 1994 only so long as (1) such continuance is specifically approved at least annually by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, and (2) such renewal has been approved by the vote of a majority of Trustees of the Fund who are not interested persons, as that term is defined in the 1940 Act, of the Adviser, the Manager or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

    9. On sixty days' written notice to the Adviser, this Agreement may be terminated at any time without the payment of any penalty by the Manager, by the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund; and on sixty days' written notice to the Manager and the Fund, this Agreement may be terminated at any time without the payment of any penalty by the Adviser. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

    10. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Trustees of the Fund who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, the Manager, or of any predecessor of either, or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities of the Fund" shall have, for all purposes of this Agreement, the meaning provided therefor in the 1940 Act.

    11. Any compensation payable to the Adviser hereunder for any period other than a full year shall be proportionately adjusted.

    12. The provisions of this Agreement shall be governed, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

               KEYSTONE MANAGEMENT, INC.

               By: /s/
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                       Title:

               KEYSTONE CUSTODIAN FUNDS, INC.

               By: /s/
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                       Title: